Exhibit 99.1

THE WENDY’S COMPANY REPORTS FOURTH QUARTER AND FULL YEAR 2022 RESULTS

Dublin, Ohio (March 1, 2023) - The Wendy’s Company (Nasdaq: WEN) today reported audited results for the fourth quarter and full year ended January 1, 2023. The Company previously issued preliminary unaudited results for the fourth quarter and full year ended January 1, 2023 on January 13, 2023.

“Our strong 2022 results and the progress we made against our strategic growth pillars have laid the foundation for continued growth for years to come,” President and Chief Executive Officer Todd Penegor said. “In the fourth quarter, our breakfast sales accelerated while our global digital business reached record highs, and over the course of the year we opened over 275 restaurants across the globe despite a difficult operating environment. We anticipate our significant business momentum and the sound execution of our key priorities will deliver a new gear of efficient, accelerated growth for the next several years. I am confident that Wendy’s® best days are yet to come, and we will continue to make meaningful progress towards achieving our vision of becoming the world’s most thriving and beloved restaurant brand.”

Fourth Quarter and Full Year 2022 Summary

See “Disclosure Regarding Non-GAAP Financial Measures” and the reconciliation tables that accompany this release for a discussion and reconciliation of certain non-GAAP financial measures included in this release.

Operational Highlights	Fourth Quarter		Full Year
	2022	2021	2022	2021
Systemwide Sales Growth(1)
U.S.	7.2%	(0.7)%	5.3%	8.6%
International(2)	16.8%	13.5%	19.2%	20.7%
Global	8.4%	0.8%	6.8%	9.8%
Same-Restaurant Sales Growth(1)
U.S.	5.9%	6.1%	3.9%	9.2%
International(2)	9.9%	18.1%	12.4%	17.6%
Global	6.4%	7.3%	4.9%	10.0%
Systemwide Sales (In US$ Millions)(3)
U.S.	$2,976	$2,775	$11,694	$11,111
International(2)	$414	$367	$1,606	$1,397
Global	$3,390	$3,141	$13,301	$12,507
Restaurant Openings
U.S. - Total / Net	38 / (3)	54 / 37	139 / 56	123 / 57
International - Total / Net	40 / 18	27 / 21	137 / 90	87 / 64
Global - Total / Net	78 / 15	81 / 58	276 / 146	210 / 121
Global Reimaging Completion Percentage			79%	72%

(1) Systemwide sales growth and same-restaurant sales growth are calculated on a constant currency basis and include sales by both Company-operated and franchise restaurants.

(2) Excludes Venezuela and Argentina.

(3) Systemwide sales include sales at both Company-operated and franchise restaurants.

Financial Highlights	Fourth Quarter			Full Year
	2022	2021	B / (W)	2022	2021	B / (W)

(In Millions Except Per Share Amounts)	(Unaudited)			(Unaudited)
Total Revenues	$536.5	$473.2	13.4%	$2,095.5	$1,897.0	10.5%
Adjusted Revenues(1)	$431.3	$373.4	15.5%	$1,689.3	$1,507.5	12.1%
Company-Operated Restaurant Margin	14.5%	14.5%	— %	13.8%	16.7%	(2.9)%
General and Administrative Expense	$68.5	$64.4	(6.4)%	$255.0	$243.0	(4.9)%
Operating Profit	$84.0	$76.9	9.2%	$353.3	$367.0	(3.7)%
Reported Effective Tax Rate	29.0%	(2.3)%	(31.3)%	27.2%	16.7%	(10.5)%
Net Income	$41.3	$52.1	(20.8)%	$177.4	$200.4	(11.5)%
Adjusted EBITDA	$123.5	$102.7	20.3%	$497.8	$467.0	6.6%
Reported Diluted Earnings Per Share	$0.19	$0.24	(20.8)%	$0.82	$0.89	(7.9)%
Adjusted Earnings Per Share	$0.22	$0.16	37.5%	$0.86	$0.82	4.9%
Cash Flows from Operations				$259.9	$345.8	(24.8)%
Capital Expenditures				$(85.5)	$(78.0)	(9.7)%
Free Cash Flow(2)				$213.1	$263.0	(19.0)%

(1)	Total revenues less advertising funds revenue.
(2)	Cash flows from operations minus capital expenditures, the impact of our advertising funds and cash paid for taxes related to the disposition of the New York market in Q2 2021.

Fourth Quarter Financial Highlights

Total Revenues

The increase in revenues resulted primarily from higher sales at Company-operated restaurants driven by the favorable impact of the acquisition of 93 franchise-operated restaurants in Florida during the fourth quarter of 2021 and higher same-restaurant sales. Revenues also benefited from an increase in franchise royalty revenue and advertising funds revenue, both of which increased largely due to higher same-restaurant sales.

Company-Operated Restaurant Margin

Company-operated restaurant margin held flat versus the prior year primarily due to a higher average check, offset by higher commodity costs, customer count declines, higher labor costs, and the impact of the Company’s investments to support the entry into the United Kingdom market.

General and Administrative Expense

The increase in general and administrative expense was primarily driven by higher salaries and benefits, reflecting investments in resources to support the Company’s development and digital organizations, technology costs primarily related to the Company’s ERP implementation, and increased travel expenses. These increases were partially offset by a lower incentive compensation accrual.

Operating Profit

The increase in operating profit resulted primarily from higher franchise royalty revenue, the favorable impact of the acquisition of 93 franchise-operated restaurants in Florida during the fourth quarter of 2021, and higher advertising funds revenue. These increases were partially offset by an increase in advertising funds expense related to the timing of marketing expenses and higher general and administrative expense.

Net Income

The decrease in net income resulted primarily from a higher tax rate, largely as a result of lapping a deferred tax benefit related to a change in a state tax law, and higher interest expense as a result of the Company’s debt raise completed in the first quarter of 2022. These decreases were partially offset by an increase in operating profit and higher other income primarily driven by increased interest income.

Adjusted EBITDA

The increase in adjusted EBITDA resulted primarily from higher franchise royalty revenue and the favorable impact of the acquisition of 93 franchise-operated restaurants in Florida during the fourth quarter of 2021. These increases were partially offset by higher general and administrative expense.

Adjusted Earnings Per Share

The increase in adjusted earnings per share was driven by an increase in adjusted EBITDA, higher interest income, and fewer shares outstanding as a result of the Company’s share repurchase program. These increases were partially offset by higher interest expense and a higher tax rate.

Full Year Financial Highlights

Total Revenues

The increase in revenues resulted primarily from higher sales at Company-operated restaurants driven by the favorable impact of the acquisition of 93 franchise-operated restaurants in Florida during the fourth quarter of 2021 and higher same-restaurant sales, partially offset by the sale of 47 Company-operated restaurants in the New York market during the second quarter of 2021. Revenues also benefited from an increase in franchise royalty revenue and advertising funds revenue, both of which increased largely due to higher same-restaurant sales.

Company-Operated Restaurant Margin

The decrease in Company-operated restaurant margin was primarily the result of higher commodity and labor costs, customer count declines, and the impact of the Company’s investments to support the entry into the United Kingdom market. These decreases were partially offset by a higher average check.

General and Administrative Expense

The increase in general and administrative expense was primarily driven by higher salaries and benefits, reflecting investments in resources to support the Company’s development and digital organizations, technology costs primarily related to the Company’s ERP implementation, and increased travel expenses. These increases were partially offset by a lower incentive compensation accrual.

Operating Profit

The decrease in operating profit resulted primarily from lower system optimization gains driven by lapping the one-time benefit of the sale of the New York market during the second quarter of 2021.

Operating profit excluding the one-time benefit of the system optimization gain in the prior year increased due to higher franchise royalty revenue, higher sales at Company-operated restaurants, and higher other operating income. These increases were partially offset by lower Company-operated restaurant margin, higher general and administrative expense, and higher depreciation and amortization driven by the acquisition of 93 franchise-operated restaurants in Florida during the fourth quarter of 2021.

Net Income

The decrease in net income resulted primarily from a higher tax rate, largely as a result of lapping a deferred tax benefit related to a change in a state tax law, a decrease in operating profit, and higher interest expense as a result of the Company’s debt raise completed in the first quarter of 2022. These decreases were partially offset by lapping a loss on early extinguishment of debt that the Company incurred as part of its debt refinancing completed in the second quarter of 2021 and higher other income primarily driven by increased interest income.

Adjusted EBITDA

The increase in adjusted EBITDA resulted primarily from higher franchise royalty revenue, higher sales at Company-operated restaurants, a lower incremental Company investment in breakfast advertising, and higher other operating income. These increases were partially offset by a lower Company-operated restaurant margin and higher general and administrative expense.

Adjusted Earnings Per Share

The increase in adjusted earnings per share was driven by an increase in adjusted EBITDA, higher interest income, and fewer shares outstanding as a result of the Company’s share repurchase program. These increases were partially offset by a higher tax rate and higher interest expense.

Free Cash Flow

The decrease in free cash flow resulted primarily from an increase in payments for incentive compensation for the 2021 fiscal year paid in 2022, cash paid for cloud computing arrangements primarily related to the Company’s ERP implementation, and an increase in capital expenditures.

Company Previously Announced 100% Increase in Quarterly Dividend

On January 13, the Company announced the declaration and 100% increase of its regular quarterly cash dividend to $0.25 per share, payable on March 15, 2023 to shareholders of record as of March 1, 2023. The number of common shares outstanding as of February 21, 2023 was approximately 212.6 million.

Company Resumes Share Repurchases Under Previously Announced $500 Million Share Repurchase Authorization

The Company repurchased 3.5 million shares for $51.9 million in 2022. In the first quarter of 2023, the Company has repurchased 0.6 million shares through February 21. As of February 21, approximately $487.1 million remains available under the Company’s existing share repurchase authorization that expires in February 2027.

Organizational Redesign

On February 16, 2023, the Board of Directors approved a plan to redesign the Company’s organizational structure to better support the execution of the Company’s long-term growth strategy by maximizing organizational efficiency and streamlining decision making. As a result of the redesign, the Company expects to hold its general and administrative expense in 2023 and 2024 relatively flat versus 2022. The Company expects to incur total costs of approximately $11 million to $13 million related to these savings, of which approximately 85% is expected to be cash expenditures.

2023 Outlook and Long-Term Outlook for 2024-2025

This release includes forward-looking projections for certain non-GAAP financial measures, including systemwide sales, adjusted EBITDA, adjusted earnings per share and free cash flow. The Company excludes certain expenses and benefits from adjusted EBITDA, adjusted earnings per share and free cash flow, such as the impact from our advertising funds, including the net change in the restricted operating assets and liabilities and any excess or deficit of advertising fund revenues over advertising fund expenses, impairment of long-lived assets, reorganization and realignment costs, system optimization gains, net, amortization of cloud computing arrangements, and the timing and resolution of certain tax matters. Due to the uncertainty and variability of the nature and amount of those expenses and benefits, the Company is unable without unreasonable effort to provide projections of net income, earnings per share or net cash provided by operating activities, or a reconciliation of those projected measures.

During 2023 the Company Expects:

•	Global systemwide sales growth: 6 to 8 percent

•	Adjusted EBITDA: $530 to $540 million

•	Adjusted earnings per share: $0.95 to $1.00

•	Cash flows from operations: $340 to $360 million

•	Capital expenditures: $75 to $85 million

•	Free cash flow: $265 to $275 million

Long-Term Outlook for 2024-2025:

•	Systemwide sales growth: Mid-Single Digits

•	Free cash flow growth: High-Single to Low-Double Digits

Conference Call and Webcast Scheduled for 8:30 a.m. Today, March 1

The Company will host a conference call on Wednesday, March 1 at 8:30 a.m. ET, with a simultaneous webcast from the Company’s Investor Relations website at www.irwendys.com. The related presentation materials will also be available on the Company’s Investor Relations website. The live conference call will be available by telephone at (844) 200-6205 for domestic callers and (929) 526-1599 for international callers, both using event ID 920215. An archived webcast and presentation materials will be available on the Company’s Investor Relations website.

Forward-Looking Statements

This release contains certain statements that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). Generally, forward-looking statements include the words “may,” “believes,” “plans,” “expects,” “anticipates,” “intends,” “estimate,” “goal,” “upcoming,” “outlook,” “guidance” or the negation thereof, or similar expressions. In addition, all statements that address future operating, financial or business performance, strategies or initiatives, future efficiencies or savings, anticipated costs or charges, future capitalization, anticipated impacts of recent or pending investments or transactions and statements expressing general views about future results or brand health are forward-looking statements within the meaning of the Reform Act. Forward-looking statements are based on the Company’s expectations at the time such statements are made, speak only as of the dates they are made and are susceptible to a number of risks, uncertainties and other factors. For all such forward-looking statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Reform Act. The Company’s actual results, performance and achievements may differ materially from any future results, performance or achievements expressed or implied by the Company’s forward-looking statements.

Many important factors could affect the Company’s future results and cause those results to differ materially from those expressed in or implied by the Company’s forward-looking statements. Such factors include, but are not limited to, the following: (1) the impact of competition or poor customer experiences at Wendy’s restaurants; (2) adverse economic conditions or disruptions, including in regions with a high concentration of Wendy’s restaurants; (3) changes in discretionary consumer spending and consumer tastes and preferences; (4) the disruption to the Company’s business from the novel coronavirus (COVID-19) pandemic and the impact of the pandemic on the Company’s results of operations, financial condition and prospects; (5) impacts to the Company’s corporate reputation or the value and perception of the Company’s brand; (6) the effectiveness of the Company’s marketing and advertising programs and new product development; (7) the Company’s ability to manage the accelerated impact of social media; (8) the Company’s ability to protect its intellectual property; (9) food safety events or health concerns involving the Company’s products; (10) our ability to deliver accelerated global sales growth and achieve or maintain market share across our dayparts (11) the Company’s ability to achieve its growth strategy through new restaurant development and its Image Activation program; (12) the Company’s ability to effectively manage the acquisition and disposition of restaurants or successfully implement other strategic initiatives; (13) risks associated with leasing and owning significant amounts of real estate, including environmental matters; (14) risks associated with the Company’s international operations, including the ability to execute its international growth strategy; (15) changes in commodity and other operating costs; (16) shortages or interruptions in the supply or distribution of the Company’s products and other risks associated with the Company’s independent supply chain purchasing co-op; (17) the impact of increased labor costs or labor shortages; (18) the continued succession and retention of key personnel and the effectiveness of the Company’s leadership and organizational structure; (19) risks associated with the Company’s digital commerce strategy, platforms and technologies, including its ability to adapt to changes in industry trends and consumer preferences; (20) the Company’s dependence on computer systems and information technology, including risks associated with the failure or interruption of its systems or technology or the occurrence of cyber incidents or deficiencies; (21) risks associated with the Company’s securitized financing facility and other debt agreements, including compliance with operational and financial covenants, restrictions on its ability to raise additional capital, the impact of its overall debt levels and the Company’s ability to generate sufficient cash flow to meet its debt service obligations and operate its business; (22) risks associated with the Company’s capital allocation policy, including the amount and timing of equity and debt repurchases and dividend payments; (23) risks associated with complaints and litigation, compliance with legal and regulatory requirements and an increased focus on environmental, social and governance issues; (24) risks associated with the availability and cost of insurance, changes in accounting standards, the recognition of impairment or other charges, changes in tax rates or tax laws and fluctuations in foreign currency exchange rates; (25) conditions beyond the Company’s control, such as adverse weather conditions, natural disasters, hostilities, social unrest, health epidemics or pandemics or other catastrophic events; (26) risks associated with our organizational redesign initiative; and (27) other risks and uncertainties cited in the Company’s releases, public statements and/or filings with the Securities and Exchange Commission, including those identified in the “Risk Factors” sections of the Company’s Forms 10-K and 10-Q.

In addition to the factors described above, there are risks associated with the Company’s predominantly franchised business model that could impact its results, performance and achievements. Such risks include the Company’s ability to identify, attract and retain experienced and qualified franchisees, the Company’s ability to effectively manage the transfer of restaurants between and among franchisees, the business and financial health of franchisees, the ability of franchisees to meet their royalty, advertising, development, reimaging and other commitments, participation by franchisees in brand strategies and the fact that franchisees are independent third parties that own, operate and are responsible for overseeing the operations of their restaurants. The Company’s predominantly franchised business model may also impact the ability of the Wendy’s system to effectively respond and adapt to market changes. Many of these risks have been or in the future may be heightened due to the business disruption and impact from the COVID-19 pandemic.

All future written and oral forward-looking statements attributable to the Company or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. New risks and uncertainties arise from time to time, and factors that the Company currently deems immaterial may become material, and it is impossible for the Company to predict these events or how they may affect the Company.

The Company assumes no obligation to update any forward-looking statements after the date of this release as a result of new information, future events or developments, except as required by federal securities laws, although the Company may do so from time to time. The Company does not endorse any projections regarding future performance that may be made by third parties.

There can be no assurance that any additional regular quarterly cash dividends will be declared or paid after the date hereof, or of the amount or timing of such dividends, if any. Future dividend payments, if any, are subject to applicable law, will be made at the discretion of the Board of Directors and will be based on factors such as the Company’s earnings, financial condition and cash requirements and other factors.

Disclosure Regarding Non-GAAP Financial Measures

In addition to the financial measures presented in this release in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), the Company has included certain non-GAAP financial measures in this release, including adjusted revenue, adjusted EBITDA, adjusted earnings per share, free cash flow and systemwide sales.

The Company uses adjusted revenue, adjusted EBITDA, adjusted earnings per share and systemwide sales as internal measures of business operating performance and as performance measures for benchmarking against the Company’s peers and competitors. Adjusted EBITDA and systemwide sales are also used by the Company in establishing performance goals for purposes of executive compensation. The Company believes its presentation of adjusted revenue, adjusted EBITDA, adjusted earnings per share and systemwide sales provides a meaningful perspective of the underlying operating performance of our current business and enables investors to better understand and evaluate our historical and prospective operating performance. The Company believes these non-GAAP financial measures are important supplemental measures of operating performance because they eliminate items that vary from period to period without correlation to our core operating performance and highlight trends in our business that may not otherwise be apparent when relying solely on GAAP financial measures. Due to the nature and/or size of the items being excluded, such items do not reflect future gains, losses, expenses or benefits and are not indicative of our future operating performance. The Company believes investors, analysts and other interested parties use adjusted revenue, adjusted EBITDA, adjusted earnings per share and systemwide sales in evaluating issuers, and the presentation of these measures facilitates a comparative assessment of the Company’s operating performance in addition to the Company’s performance based on GAAP results.

This release also includes disclosure regarding the Company’s free cash flow. Free cash flow is a non-GAAP financial measure that is used by the Company as an internal measure of liquidity. Free cash flow is also used by the Company in establishing performance goals for purposes of executive compensation. The Company defines free cash flow as cash flows from operations minus (i) capital expenditures and (ii) the net change in the restricted operating assets and liabilities of the advertising funds and any excess/deficit of advertising funds revenue over advertising funds expense included in net income, as reported under GAAP. The impact of our advertising funds is excluded because the funds are used solely for advertising and are not available for the Company’s working capital needs. The Company may also make additional adjustments for certain non-recurring or unusual items to the extent identified in the reconciliation tables that accompany this release, such as the cash paid for taxes related to the disposition of the New York market. The cash paid for taxes related to the disposition of the New York market is excluded from free cash flow because the cash we received on the sales of those restaurants is being recorded in cash flows from investing activities. The Company believes free cash flow is an important liquidity measure for investors and other interested persons because it communicates how much cash flow is available for working capital needs or to be used for repurchasing shares, paying dividends, repaying or refinancing debt, financing possible acquisitions or investments or other uses of cash.

Adjusted revenue, adjusted EBITDA, adjusted earnings per share, free cash flow and systemwide sales are not recognized terms under GAAP, and the Company’s presentation of these non-GAAP financial measures does not replace the presentation of the Company’s financial results in accordance with GAAP. Because all companies do not calculate adjusted revenue, adjusted EBITDA, adjusted earnings per share, free cash flow and systemwide sales (and similarly titled financial measures) in the same way, those measures as used by other companies may not be consistent with the way the Company calculates such measures. The non-GAAP financial measures included in this release should not be construed as substitutes for or better indicators of the Company’s performance than the most directly comparable GAAP financial measures. See the reconciliation tables that accompany this release for additional information regarding certain of the non-GAAP financial measures included herein.

Key Business Measures

The Company tracks its results of operations and manages its business using certain key business measures, including same-restaurant sales, systemwide sales and Company-operated restaurant margin, which are measures commonly used in the quick-service restaurant industry that are important to understanding Company performance.

Same-restaurant sales and systemwide sales each include sales by both Company-operated and franchise restaurants. The Company reports same-restaurant sales for new restaurants after they have been open for 15 continuous months and for reimaged restaurants as soon as they reopen. Restaurants temporarily closed for more than one fiscal week are excluded from same-restaurant sales. For fiscal 2021, same-restaurant sales compared the 52 weeks from January 4, 2021 through January 2, 2022 to the 52 weeks from January 6, 2020 through January 3, 2021.

Franchise restaurant sales are reported by our franchisees and represent their revenues from sales at franchised Wendy’s restaurants. Sales by franchise restaurants are not recorded as Company revenues and are not included in the Company’s consolidated financial statements. However, the Company’s royalty revenues are computed as percentages of sales made by Wendy’s franchisees and, as a result, sales by franchisees have a direct effect on the Company’s royalty revenues and profitability.

Same-restaurant sales and systemwide sales exclude sales from Venezuela and Argentina due to the highly inflationary economies of those countries.

The Company calculates same-restaurant sales and systemwide sales growth on a constant currency basis. Constant currency results exclude the impact of foreign currency translation and are derived by translating current year results at prior year average exchange rates. The Company believes excluding the impact of foreign currency translation provides better year over year comparability.

Company-operated restaurant margin is defined as sales from Company-operated restaurants less cost of sales divided by sales from Company-operated restaurants. Cost of sales includes food and paper, restaurant labor and occupancy, advertising and other operating costs. Cost of sales excludes certain costs that support restaurant operations that are not allocated to individual restaurants, which are included in “General and administrative.” Cost of sales also excludes depreciation and amortization expense and impairment of long-lived assets. Therefore, as restaurant margin as presented excludes certain costs as described above, its usefulness may be limited and may not be comparable to other similarly titled measures of other companies in our industry.

About Wendy’s

Wendy’s® was founded in 1969 by Dave Thomas in Columbus, Ohio. Dave built his business on the premise, “Quality is our Recipe®,” which remains the guidepost of the Wendy’s system. Wendy’s is best known for its made-to-order square hamburgers, using fresh, never frozen beef*, freshly-prepared salads, and other signature items like chili, baked potatoes and the Frosty® dessert. The Wendy’s Company (Nasdaq: WEN) is committed to doing the right thing and making a positive difference in the lives of others. This is most visible through the Company’s support of the Dave Thomas Foundation for Adoption® and its signature Wendy’s Wonderful Kids® program, which seeks to find a loving, forever home for every child waiting to be adopted from the North American foster care system. Today, Wendy’s and its franchisees employ hundreds of thousands of people across approximately 7,000 restaurants worldwide with a vision of becoming the world’s most thriving and beloved restaurant brand. For details on franchising, connect with us at www.wendys.com/franchising. Visit www.wendys.com and www.squaredealblog.com for more information and connect with us on Twitter and Instagram using @wendys, and on Facebook at www.facebook.com/wendys.

*	Fresh beef available in the contiguous U.S., Alaska, and Canada.

Investor Contact:

Kelsey Freed

Director - Investor Relations

(614) 764-3345; kelsey.freed@wendys.com

Media Contact:

Heidi Schauer

Vice President – Communications, Public Affairs & Customer Care

(614) 764-3368; heidi.schauer@wendys.com

The Wendy’s Company and Subsidiaries

Consolidated Statements of Operations

Three and Twelve Month Periods Ended January 1, 2023 and January 2, 2022

(In Thousands Except Per Share Amounts)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	2022	2021	2022	2021
Revenues:
Sales	$227,655	$180,414	$896,585	$734,074
Franchise royalty revenue	124,173	116,288	485,488	460,709
Franchise fees	19,917	22,214	72,747	76,039
Franchise rental income	59,521	54,465	234,465	236,655
Advertising funds revenue	105,244	99,822	406,220	389,521

	536,510	473,203	2,095,505	1,896,998

Costs and expenses:
Cost of sales	194,663	154,240	773,169	611,680
Franchise support and other costs	12,280	15,820	46,736	42,900
Franchise rental expense	31,384	31,353	124,083	132,411
Advertising funds expense	113,718	101,109	430,760	411,751
General and administrative	68,473	64,394	254,979	242,970
Depreciation and amortization (exclusive of amortization of cloud computing arrangements shown separately below)	32,503	32,297	133,414	125,540
Amortization of cloud computing arrangements	1,506	—	2,394	—
System optimization gains, net	(2,641)	(826)	(6,779)	(33,545)
Reorganization and realignment costs	70	1,167	698	8,548
Impairment of long-lived assets	3,738	420	6,420	2,251
Other operating income, net	(3,201)	(3,668)	(23,683)	(14,468)

	452,493	396,306	1,742,191	1,530,038

Operating profit	84,017	76,897	353,314	366,960
Interest expense, net	(31,913)	(26,195)	(122,319)	(109,185)
Loss on early extinguishment of debt	—	—	—	(17,917)
Investment income, net	—	33	2,107	39
Other income, net	6,048	226	10,403	681

Income before income taxes	58,152	50,961	243,505	240,578
(Provision for) benefit from income taxes	(16,877)	1,170	(66,135)	(40,186)

Net income	$41,275	$52,131	$177,370	$200,392

Net income per share:
Basic	$.19	$.24	$.83	$.91
Diluted	.19	.24	.82	.89

Number of shares used to calculate basic income per share	212,967	217,917	213,766	221,375

Number of shares used to calculate diluted income per share	215,346	220,435	215,839	224,405

The Wendy’s Company and Subsidiaries

Consolidated Balance Sheets

As of January 1, 2023 and January 2, 2022

(In Thousands Except Par Value)

(Unaudited)

	January 1, 2023	January 2, 2022
ASSETS
Current assets:
Cash and cash equivalents	$745,889	$249,438
Restricted cash	35,203	27,535
Accounts and notes receivable, net	116,426	119,540
Inventories	7,129	5,934
Prepaid expenses and other current assets	26,963	30,584
Advertising funds restricted assets	126,673	159,818

Total current assets	1,058,283	592,849
Properties	895,778	906,867
Finance lease assets	234,570	244,279
Operating lease assets	754,498	812,620
Goodwill	773,088	775,278
Other intangible assets	1,248,800	1,280,791
Investments	46,028	49,870
Net investment in sales-type and direct financing leases	317,337	299,707
Other assets	170,962	139,130

Total assets	$5,499,344	$5,101,391

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$29,250	$24,250
Current portion of finance lease liabilities	18,316	15,513
Current portion of operating lease liabilities	48,120	47,315
Accounts payable	43,996	41,163
Accrued expenses and other current liabilities	116,010	140,783
Advertising funds restricted liabilities	132,307	157,901

Total current liabilities	387,999	426,925
Long-term debt	2,822,196	2,356,416
Long-term finance lease liabilities	571,877	559,587
Long-term operating lease liabilities	792,051	853,328
Deferred income taxes	270,421	267,710
Deferred franchise fees	90,231	88,102
Other liabilities	98,849	112,918

Total liabilities	5,033,624	4,664,986

Commitments and contingencies

Stockholders’ equity:
Common stock, $0.10 par value; 1,500,000 shares authorized; 470,424 shares issued; 213,101 and 215,849 shares outstanding, respectively	47,042	47,042
Additional paid-in capital	2,937,885	2,898,633
Retained earnings	414,749	344,198
Common stock held in treasury, at cost; 257,323 and 254,575 shares, respectively	(2,869,780)	(2,805,268)
Accumulated other comprehensive loss	(64,176)	(48,200)

Total stockholders’ equity	465,720	436,405

Total liabilities and stockholders’ equity	$5,499,344	$5,101,391

The Wendy’s Company and Subsidiaries

Consolidated Statements of Cash Flows

Twelve Month Periods Ended January 1, 2023 and January 2, 2022

(In Thousands)

(Unaudited)

	Twelve Months Ended
	2022	2021
Cash flows from operating activities:
Net income	$177,370	$200,392
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization (exclusive of amortization of cloud computing arrangements shown separately below)	133,414	125,540
Amortization of cloud computing arrangements	2,394	—
Share-based compensation	24,538	22,019
Impairment of long-lived assets	6,420	2,251
Deferred income tax	4,305	(13,781)
Non-cash rental expense, net	33,915	40,596
Change in operating lease liabilities	(45,682)	(45,606)
Net (recognition) receipt of deferred vendor incentives	(1,060)	715
System optimization gains, net	(6,779)	(33,545)
Gain on sale of investments, net	—	(63)
Distributions received from TimWen joint venture	12,612	16,337
Equity in earnings in joint ventures, net	(9,422)	(11,203)
Long-term debt-related activities, net	7,762	24,758
Cloud computing arrangements expenditures	(30,220)	(14,086)
Other, net	(4,554)	844
Changes in operating assets and liabilities:
Accounts and notes receivable, net	(5,857)	(5,613)
Inventories	(1,203)	(872)
Prepaid expenses and other current assets	6,769	(3,396)
Advertising funds restricted assets and liabilities	(30,503)	11,519
Accounts payable	(1,533)	7,586
Accrued expenses and other current liabilities	(12,782)	21,380

Net cash provided by operating activities	259,904	345,772

Cash flows from investing activities:
Capital expenditures	(85,544)	(77,984)
Franchise development fund	(3,605)	—
Acquisitions	—	(123,069)
Dispositions	8,237	55,118
Proceeds from sale of investments	—	63
Notes receivable, net	3,136	1,203
Payments for investments	—	(10,000)

Net cash used in investing activities	(77,776)	(154,669)

Cash flows from financing activities:
Proceeds from long-term debt	500,000	1,100,000
Repayments of long-term debt	(26,750)	(970,344)
Repayments of finance lease liabilities	(17,312)	(13,640)
Deferred financing costs	(10,232)	(20,873)
Repurchases of common stock, including accelerated share repurchase	(51,950)	(268,531)
Dividends	(106,779)	(94,846)
Proceeds from stock option exercises	4,865	30,003
Payments related to tax withholding for share-based compensation	(3,168)	(4,511)

Net cash provided by (used in) financing activities	288,674	(242,742)

Net cash provided by (used in) operations before effect of exchange rate changes on cash	470,802	(51,639)
Effect of exchange rate changes on cash	(5,967)	364

Net increase (decrease) in cash, cash equivalents and restricted cash	464,835	(51,275)
Cash, cash equivalents and restricted cash at beginning of period	366,966	418,241

Cash, cash equivalents and restricted cash at end of period	$831,801	$366,966

The Wendy’s Company and Subsidiaries

Reconciliations of Net Income to Adjusted EBITDA and Revenues to Adjusted Revenues

Three and Twelve Month Periods Ended January 1, 2023 and January 2, 2022

(In Thousands)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	2022	2021	2022	2021
Net income	$41,275	$52,131	$177,370	$200,392
Provision for income taxes	16,877	(1,170)	66,135	40,186

Income before income taxes	58,152	50,961	243,505	240,578
Other income, net	(6,048)	(226)	(10,403)	(681)
Investment income, net	—	(33)	(2,107)	(39)
Loss on early extinguishment of debt	—	—	—	17,917
Interest expense, net	31,913	26,195	122,319	109,185

Operating profit	84,017	76,897	353,314	366,960
Plus (less):
Advertising funds revenue	(105,244)	(99,822)	(406,220)	(389,521)
Advertising funds expense (a)	109,512	92,612	414,545	386,751
Depreciation and amortization (exclusive of amortization of cloud computing arrangements shown separately below)	32,503	32,297	133,414	125,540
Amortization of cloud computing arrangements	1,506	—	2,394	—
System optimization gains, net	(2,641)	(826)	(6,779)	(33,545)
Reorganization and realignment costs	70	1,167	698	8,548
Impairment of long-lived assets	3,738	420	6,420	2,251

Adjusted EBITDA	$123,461	$102,745	$497,786	$466,984

Revenues	$536,510	$473,203	$2,095,505	$1,896,998
Less:
Advertising funds revenue	(105,244)	(99,822)	(406,220)	(389,521)

Adjusted revenues	$431,266	$373,381	$1,689,285	$1,507,477

(a)

Excludes advertising funds expense of $4,091 and $15,116 for the three and twelve months ended January 1, 2023, respectively, and $8,497 and $25,000 for the three and twelve months ended January 2, 2022, respectively, related to the Company’s funding of incremental advertising. In addition, excludes other international-related advertising deficit of $115 and $1,099 for the three and twelve months ended January 1, 2023, respectively.

The Wendy’s Company and Subsidiaries

Reconciliation of Net Income and Diluted Earnings Per Share to

Adjusted Income and Adjusted Earnings Per Share

Three and Twelve Month Periods Ended January 1, 2023 and January 2, 2022

(In Thousands Except Per Share Amounts)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	2022	2021	2022	2021
Net income	$41,275	$52,131	$177,370	$200,392

Plus (less):
Advertising funds revenue	(105,244)	(99,822)	(406,220)	(389,521)
Advertising funds expense (a)	109,512	92,612	414,545	386,751
System optimization gains, net	(2,641)	(826)	(6,779)	(33,545)
Reorganization and realignment costs	70	1,167	698	8,548
Impairment of long-lived assets	3,738	420	6,420	2,251
Loss on early extinguishment of debt	—	—	—	17,917

Total adjustments	5,435	(6,449)	8,664	(7,599)
Income tax impact on adjustments (b)	109	409	298	2,220
Valuation allowance release	—	(11,766)	—	(11,766)

Total adjustments, net of income taxes	5,544	(17,806)	8,962	(17,145)

Adjusted income	$46,819	$34,325	$186,332	$183,247

Diluted earnings per share	$.19	$.24	$.82	$.89
Total adjustments per share, net of income taxes	.03	(.08)	.04	(.07)

Adjusted earnings per share	$.22	$.16	$.86	$.82

(a)

Excludes advertising funds expense of $4,091 and $15,116 for the three and twelve months ended January 1, 2023, respectively, and $8,497 and $25,000 for the three and twelve months ended January 2, 2022, respectively, related to the Company’s funding of incremental advertising. In addition, excludes other international-related advertising deficit of $115 and $1,099 for the three and twelve months ended January 1, 2023.

(b)

The provision for (benefit from) income taxes on “System optimization gains, net” was $670 and $(394) for the three months ended January 1, 2023 and January 2, 2022, respectively, and $1,714 and $8,408 for the twelve months ended January 1, 2023 and January 2, 2022, respectively. In addition, the provision for income taxes related to the advertising funds was $403 and $383 for the three and twelve months ended January 1, 2023, respectively, and $1,203 for the three and twelve months ended January 2, 2022. The benefit from income taxes on all other adjustments was calculated using an effective tax rate of 25.32% and 25.20% for the three months ended January 1, 2023 and January 2, 2022, respectively, and 25.28% and 25.74% for the twelve months ended January 1, 2023 and January 2, 2022, respectively.

The Wendy’s Company and Subsidiaries

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow

Twelve Month Periods Ended January 1, 2023 and January 2, 2022

(In Thousands)

(Unaudited)

	Twelve Months Ended
	2022	2021
Net cash provided by operating activities	$259,904	$345,772
Plus (less):
Capital expenditures	(85,544)	(77,984)
Cash paid for taxes related to New York disposition	—	9,512
Advertising funds impact (a)	38,765	(14,290)

Free cash flow	$213,125	$263,010

(a)

Advertising funds impact for 2022 and 2021 includes the net change in the restricted operating assets and liabilities of the funds of $(30,503) and $11,519, respectively, and the advertising funds (deficit) surplus included in Net Income of $(8,262) and $2,770, respectively. Advertising funds impact for 2022 and 2021 excludes the Company’s incremental funding of advertising $15,179 and $25,000, respectively.